Exhibit 99.1
CONFERENCE CALL TRANSCRIPT
SAIA – Q3 EARNINGS CONFERENCE CALL EVENT
DATE/TIME: October 30, 2013/11:00AM EST

Operator: Good day, ladies and gentlemen, and welcome to the SAIA Incorporated Third Quarter 2013 Earnings Results Conference Call. Just a reminder, today’s conference is being recorded. For opening remarks and introductions, I will turn the conference over to Mr. Jim Darby. Please go ahead, sir.
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James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Thank you, Debbie. Good morning. Welcome to SAIA’s Third Quarter 2013 Conference Call. Hosting today’s call are Rick O’Dell, SAIA’s President and Chief Executive Officer; and me, Jim Darby, I’m Vice President, Finance, and Chief Financial Officer.

Before we begin, you should know that during this call we may make some forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all other statements that might be made on this call that are not historical facts are subject to a number of risks and uncertainties and actual results may differ materially. We refer you to our press release and our most recent SEC filings for more information on the exact risk factors that could cause actual results to differ.

Now I would like to turn the call over to Rick O’Dell.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Well, good morning and thank you for joining us to discuss SAIA’s third quarter results. I’m pleased to report that SAIA delivered a significant increase in earnings this quarter. Our success is the result of the hard work, talent, and dedication of every member of the SAIA team. This strength is particularly evident when you consider that our improvement has been across the board and not in any – just – not in just in any one area.

Our metrics show that we’ve continued to find ways to meet and exceed our customer’s expectations in everything from customer service to technology, from claims to safety and beyond. Let me start by reviewing some highlights from the quarter compared to the third quarter of last year. So we’re all on the same page, all per share data has been adjusted to reflect the Company’s three-for-two stock split that took place in June of this year.

Revenue was $293 million, up 5.4%. Earnings per share were $0.51 versus $0.37. Our operating ratio was 92.5, down 1.2 points from 94.1. LTL tonnage per day decreased by 0.1% and our LTL yield increased 3.8%.

SAIA continues to advance its value proposition in the marketplace. Under the banner of Quality Matters, our signature quality initiative, has led us to large investments in the quality of our products, so that our customers have experienced an even more consistent, superior customer service. These efforts have fueled another quarter of meaningful yield increase through strong value selling, which combined with efficiency initiatives has led us to a 37% increase in our earnings per share.

As we previously discussed, in 2013 SAIA announced a number of cost saving initiatives that targeted $20 million of annual savings. Three quarters into the year, we see that the results from these initiatives are providing a substantial offset to inflationary wage and cost pressures. And here are just a few highlights that contribute to the results this quarter.

We achieved 98% on-time service consistently and reliably for the eighth quarter in a row. Our defects and pick- up performance were decreased 32%, making this one of the strongest metrics reported in our customer service index. Our fuel efficiency, supported by electronic onboard devices, improved by almost 7%. Over 81% of SAIA drivers are now meeting their progressive shifting targets which is contributing to this success.

Our load average rose 4.4% in the third quarter compared to the same quarter of last year, which led directly to record revenue per linehaul mile. Just as an example, on flat tonnage, our line-haul miles were actually reduced by 3.9% compared to the same quarter last year. SAIA was awarded first place for city drivers and third place for line drivers by the American Trucking Association, making this the third year in a row that we have earned high honors from the ACA. This does not mean that we are resting on our laurels, as safety remains our number one priority. We are continuing our strong training programs and utilizing endcap technology to support safe driving techniques.

The dimensioners purchased over the last two years continue to pay dividends. This technology allows us to provide quick, reliable, and accurate density measurements for individual shipments, which aids in accurate pricing and costing of the freight that we are handling. We recently purchased an additional five dimensioners that will continue to enhance our capabilities in this area.

Our training does not stop with our drivers. During the quarter, we have enhanced our operational management in dock training as well, and these increased training investments, coupled with the infusion of new equipment in our system and dock-related technology has resulted in further improvement in our claims ratio.

As we move into the fourth quarter, we are increasing our capital expenditures to invest some additional monies in new equipment that supports our Quality Matters initiative and further improves our fuel economy.

Quality Matters initiative remains the key building blocks for the culture of our company. It permeates the actions that you see every day at SAIA at every terminal, every shop, and every office facility across our network. With our improved operating results, SAIA’s balance sheet grows stronger. This provides us with the financial ability to make significant investments in our people, equipment and technology that are making the enhancement of our value proposition possible.

Now that we’ve achieved a couple of quarters below our interim target of a sub-93 OR, we’re making an incremental investment in our sales and marketing resources to spur growth in our existing geography. Probably the most meaningful investment is a 10% increase in our sales resources, both management and field sales, which has already started and will be completed prior to the end of this year. These incremental resources will support our growth objectives in the future, which will come from our quality service offering, consistent cost execution, increased target marketing and focused pricing discipline, as well as some further enhancements to our business mix management.

Now I’d like to turn the call over to Jim Darby.
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James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Thanks, Rick, and good morning again, everyone. As Rick mentioned, the third quarter 2013 earnings per share were $0.51 compared to $0.37 in the third quarter of 2012. For the quarter, revenues were $293 million, with an operating income of $21.9 million. This compares to 2012 third quarter revenue of $278 million and operating income of $16.4 million. Third quarter 2013 did have one more work day than third quarter 2012.

The LTL yield for third quarter 2013 increased by 3.8% which primarily reflects the favorable impact of continued pricing action. Continuing our trend from the past several quarters, yield shows steady improvement as we continue to achieve price increases. Our industrial engineering initiatives and operational effectiveness have maintained our high quality service, while significantly enhancing our fuel utilization and reducing our reliance on purchase transportations.

The quarter however, did include higher costs from wage and benefit increases necessary to compensate our workforce and meet customer requirement, as we implemented a 3% wage and salary increase company-wide, effective on July 1. This increase will add approximately $13 million in expense on an annualized basis. We anticipate the impact of this wage increase to be partially offset by further productivity and efficiency gains.

While we have invested heavily in new tractors and have reduced the age of our fleet, maintenance costs were again impacted by more costly routine maintenance and higher parts cost. These factors increased maintenance expense by $1.3 million compared to the third quarter of 2012.

Depreciation and amortization ran $13.7 million during the quarter versus $12.3 million in the prior year quarter due to our significant capital expenditures for tractors and trailers which are now in service.

Year-to-date, revenues were $859 million compared to $834 million in the prior year period. In the first nine months of 2013, operating income was $59.7 million with net income of $35.6 million compared to operating income of $48.7 million with net income of $26.6 million in the prior-year period. Earnings per share were $1.41 compared to $1.07 in the first nine months of 2012.

Our effective tax rate was 36.3% for the third quarter of 2013. For modeling purposes, we expect our effective tax rate to be approximately 37.5% for the full year of 2013. This rate excludes the impact of the tax credits recorded during the first quarter of 2013 that were retroactive to 2012.

At September 30, 2013, total debt was $91.5 million, net of the company’s $4.1 million cash balance. Net debt to total capital was 22.9%. This compares to total debt of $81.2 million and net debt to total capital of 24.5% at September 30, 2012.

Net capital expenditures for the first 9 months of 2013 were $97.7 million. This compares to $79.3 million of net capital expenditures during the same period in 2012. The company is now planning net capital expenditures in 2013 of approximately $115 million. This level reflects the purchase of replacement tractors and trailers and the company’s continued investment in technology.

The increased spending in 2013 is primarily for purchase of replacement tractors, which will reduce the age of fleet and allow us to take advantage of pricing and tax benefits, while gaining the operational efficiencies of the newer units.

Now I’d like to turn the call back to Rick.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Thank you, Jim. The third quarter finished with improved margin and profit progress, achieved through solid execution across SAIA’s network. I believe that our ongoing investments in technology and quality has set the stage for us to build on these demonstrated results. We remain committed to our core strategy of improving yield, enhancing customer satisfaction, building density, and reducing cost through engineered process improvements and continuous employee training. This strategy provides the base for long-term, profitable growth, and increases shareholder and customer value going forward.

With these comments, we’re now ready to answer your questions. Operator?

QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] We’ll go first to Brad Delco with Stephens.
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Brad Delco
Analyst, Stephens, Inc.

Good morning, Rick. Good morning, Jim. How are you guys?
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James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Morning, Brad.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Good. Morning, Brad.
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Brad Delco
Analyst, Stephens, Inc.

Rick, I wanted to talk a little bit about the investment you discussed on the sales resources. Can you give us some color as to, is that in any specific geography? And how long do you think it’ll take for this investment to help drive some top-line or some tonnage growth in the network?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Sure. Well, normally your sales, kind of lead-time, if you add resources, is probably in the 90 days to 6-month time period. So we would expect it to have certainly a positive impact as we go into 2014. And our process for looking at it was really benchmarking what our current staffing looks like in certain regions compared to what the market potential is, as well as the number of sales resources that our competitors have in those markets to make sure we kind of weren’t being out-gunned. And it’s fairly spread across our network although it’s – probably wouldn’t surprise you, right, in some of the areas where we have less market penetration, which would be some of our more recently expanded geographies, if you can call 2006 recent I guess, right?
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Brad Delco
Analyst, Stephens, Inc.
Yes.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

In some of those areas, we were – we’re probably out-gunned a little bit more than we are in, let’s say Texas, where we’ve been as long and where we have such a significant share. So it’s probably more in some of the expanded geographies than others. And then I think we’re also adding to our management to kind of support those incremental sales resources so that we can make sure we get the benefit out of that.
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Brad Delco
Analyst, Stephens, Inc.

Gotcha. And then, Jim, this question may be for you and it may pertain to Rick’s comments, but looking at the SG&A line or salaries, wages and benefits, we expected some increases because of the wage increases you put forth. How much, in terms of dollars, was that year-over-year? And what kind of costs were there in the current quarter related to this additional management and/or sales resource investment?
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James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

In the third quarter, really not much of anything related to the new sales resources. That’s really going to come on in fourth quarter. In terms of the wage increase that we gave, which was right at the beginning of the quarter, we said that will have about a 12-month run-rate of about $13 million, so I would suspect that we saw about $3 million worth of impact in the third quarter year-over-year from that.

We would have also had higher health plan costs, because health care costs just continue to go up. And it was in line with what we expected, but in that line I think our health plan year-over-year went up about $2 million, $2.3 million.
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Brad Delco
Analyst, Stephens, Inc.

Okay. That’s good color. And then finally – I know you guys don’t give guidance – I hate leading a question with that, but the investments in the fleet, it sounds like it’s mostly for replacement. That should continue to drive some productivity on fuel economy. When you look out to 2014, you guys identified $20 million of productivity savings this year. Is it out of the question to be thinking about you guys targeting something similar next year? And if so, what areas in addition to what you’ve targeted this year are there for you guys to get more productivity?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Obviously there is always opportunities to improve, and as you guys are aware, every year we set some specific goals and some plans in place and work on those things specifically. I guess I would tell you, obviously we go through our planning process fairly early. We’ve been through the targets. We had significant improvement in a couple buckets specifically on the fuel efficiency and the line haul expense this year, which had material contributions to allow us to kind of hit those $20 million numbers.

I guess what I would tell you is, the initiatives will be a little bit more spread out next year across some different areas, and I don’t have as many large buckets like that, so it probably would be less than that. But it wouldn’t be less than $10 million. It’s probably more in the $10 million to $15 million range for improvement opportunities. And what I would tell you, I think as we’ve approached this sub-93 operating ratio, to be honest with you, I didn’t really want to grow business at a 95 OR, because the return on investment – return on capital didn’t make sense, right?

But you start getting down around where we’re operating today, and we have double-digit after-tax return on capital and we’re interested in growing the business from – for the right opportunities. And I think you’ll see going forward, our earnings growth will come from a combination of margin improvement and top-line revenue growth, and that’s kind of what we’re focused on as we head into next year.
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Brad Delco
Analyst, Stephens, Inc.

Rick, that’s great color. Appreciate the time guys, and I’ll get back in queue.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Thanks, Brad.
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Operator: We’ll go next to Jason Seidl with Cowen and Company.
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Jason H. Seidl
Analyst, Cowen Securities LLC

Hey, Rick. Hey, Jim. How are you guys doing this morning?
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James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Hey, Jason.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Good morning, Jason.
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Jason H. Seidl
Analyst, Cowen Securities LLC

Just quick question for you, it’s I guess a bigger picture one stepping back. The LTL industry has maintained some terrific pricing discipline in what I would consider sort of a lackluster economic environment? Do you see anything changing that as more people start improving their margins like you do and trying to grow their business? Trying to grow their fleet? I guess what I’m asking is, what gives you the confidence that the industry can maintain its discipline heading into 2014 and beyond?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Well, I mean while the returns have improved, they’re not fantastic or anything, right? And I think you have to look at how much new equipment and technology and some of the requirements we have in our industry cost, and it just doesn’t make sense to buy business. I think that we’ve seen that. That’s been experienced. And to be honest with you, I mean I had – as I said on the last call, I expected our tonnage to turn positive this quarter, and we had one positive month and two negative months to be basically flat to slightly negative for the quarter, right?

So I think the market didn’t quite – didn’t develop quite as favorably as we would have thought, but we’re maintaining our pricing discipline in some of the most – I would tell you, some of the most price-sensitive accounts that are very immediate in terms of price and volume, for instance, the transactional 3PL. I mean, we’re down with them because we took modest price increases, and that business is transactional and we didn’t – we lost some share in the market where those guys are taking some share, right?

So it just – to me...
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Jason H. Seidl
Analyst, Cowen Securities LLC

Right.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

It’s the right thing to do, and you just have to be disciplined and be confident in your ability to manage costs and manage as you go forward at the same time. I mean, I’m confident there are opportunities for us to gain share with our value proposition, particularly in some of the markets where we don’t have a high – that high of a market penetration.
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Jason H. Seidl
Analyst, Cowen Securities LLC

Okay. Now, in terms of the businesses you do with some of the third-party brokers, what percent of that business is it of yours right now? And sort of how do you view that going into the future?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

I mean, obviously it’s a growing trend in the industry, it has been; it’s here to stay. You sort of have to view it as, here’s a group of people that are rolling up small accounts into kind of more national account pricing and you just have to maintain your pricing discipline with it so that the business that you get, it works. And so, you do a lot of analysis; do granular analysis on the business that you’re getting and how it operates and what you’re doing. And it – that’s kind of how you have to manage that segment of your business.

Today, for us, that’s probably about 20% of our business, and some of that, it’s probably as much as 25%, if you consider some of the 3PLs that do more customer-specific pricing. So, they may be negotiating and paying the bill, but they’re not reselling your price, they’re putting your business out for bid, right? Facilitating a bid and the payment process, so...
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Jason H. Seidl
Analyst, Cowen Securities LLC

Okay. Do you see that expanding, Rick? Or you think that’s going to hover right around that 20% level?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Depends how rational the pricing is with that, right?
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Jason H. Seidl
Analyst, Cowen Securities LLC

Okay. And talk to me...
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

I mean, if the pricing...
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Jason H. Seidl
Analyst, Cowen Securities LLC

Talk to me a little bit about...
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

And if the business operates well, then we’re certainly interested in growing that segment. If cutting my rates were a requirement to grow a 3PL business, I don’t have – there is not enough margin in that for me to be able to do that, right? So, if the 3PLs can grow that business at rates that produce well for me then I’m interested in partnering with them and growing that business. If they require me to lose money on it for them to make money on it and grow, then I’m not interested in participating.
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Jason H. Seidl
Analyst, Cowen Securities LLC

All right. That makes sense. Talk to me about your own base pricing for your accounts. What are you guys signing contractual business at here and – and as we sit here in 4Q?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

It’s in the 3% to 4% range, probably little bit closer to the 3%. We were up 3.8% in the quarter. Fuel was actually down a little bit on a comparative percentage basis, right? So we were up a little over 4% in yield. And with us increasing length of haul and a little bit of a decline in weight per shipment, our yield, kind of adjusted for mix is up a little over 3%, and that’s pretty similar to what we’re seeing from a contract renewal standpoint.

So, it’s a – it seems to be – it’s continuing to be a reasonable market, and obviously I think that’s one reason too why I think we have the – we have a good opportunity with a lot of our business mix management and revenue management and adjusting accounts to where they operate fairly well. Now there’s opportunity for us to stay in a fairly static environment with our existing customer base, which should minimize churn and the investments in sales resources – sales and marketing resources that we’re working on should allow us to generate some positive tonnage comps.
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Jason H. Seidl
Analyst, Cowen Securities LLC

Okay, great. One quick question for Jim and I’ll turn it over to the next guy here. Jim, obviously your net capital spending, it’s the most you’ve had in your company’s history. What does that tell us for 2014? I’m assuming, at least directionally, probably down?
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James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

That’s correct, Jason. We’re really pulling forward some of our tractor purchases from 2014 into the fourth quarter of 2013. So, as we float that up by about $20 million, you would expect overall – now we haven’t announced 2014 CapEx yet, but you would expect it to go down because we’re front-loading it into 2013.
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Jason H. Seidl
Analyst, Cowen Securities LLC

So it’s – so think of it...
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

I was going to say, the way to look at that – I mean, the units are going to come in, in December instead of January and February really. That’s what our production slots are coming into the organization. So, it’s not going to have a big impact on the fourth quarter from a depreciation standpoint. Have some impact in the first quarter, and then obviously we get off to a good jumpstart from a fuel efficiency perspective as well. Should have some contribution to maintenance savings in 2014, right? Really just an acceleration by a month to make sure we get the tax benefits, as well as to get some of the other savings and efficiency opportunities we are seeing from the new units.
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Jason H. Seidl
Analyst, Cowen Securities LLC

Okay. Makes sense to me. Gentlemen, thank you so much for the time, I really appreciate it.
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James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Thanks, Jason.
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Operator: We’ll take our next question from William Greene with Morgan Stanley.
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William J. Greene
Analyst, Morgan Stanley & Co. LLC

Hi there. Good morning, guys.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Good morning.
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William J. Greene
Analyst, Morgan Stanley & Co. LLC

Rick and Jim, we’ve had some pretty big improvements, given all of the efficiency gains you’ve been able to get. Can you talk about some of the puts and takes in fourth quarter as we look at the normal sequential change that we have to keep in mind for modeling purposes? I just don’t know how to think about some of the sequential change in margin going to the fourth quarter.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

This is Rick. So third to fourth historically is about two operating points worse, particularly because of the work days, all the holidays, and then December is not a very good month from a volume perspective. What I would say is, given the investment in incremental sales resources that we are making, as well as some self-insurance unfavorable volatilities that we’ve experienced, it probably be a little bit worse than that this year.
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William J. Greene
Analyst, Morgan Stanley & Co. LLC

Okay. Fair enough. As a second question, I am curious if you can talk a little bit longer-term about where you kind of go. Obviously, you have mentioned, when you get to the 93 OR you will look at potential, kind of expansionary plans whether that’s building new terminals or maybe even an acquisition. But is that required for you to continue to improve the margin, or do you feel like the plan you’re on right now is enough that this just kind of keeps going along until you see the right opportunity. How do you think about kind of measuring those two and playing them off one another?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Yes, sure. I mean, that is the way that we look at it. In other words, we don’t think we have to expand our footprint necessarily to continue to drive margin improvement. We continue to see opportunities within our existing geography. And again, the investment in sales resources is one way to focus that as well as some of the continued engineered process improvements that we’ve targeted. But it’s not mutually exclusive for us to look at opportunities. And we looked at a couple of opportunities this past quarter and decided to pass on both of those. Again, we’re not going to reach for something that doesn’t make sense. I think you have to have the right opportunity, and I would also comment that the timing can be important on that too, right, in terms of you don’t want to do that right ahead of a downturn or when the market’s real sluggish. If you get some rising tide in the economy, then those things kind of tend to go better, based on my historical experience. So, we’re not in a rush to do it. We’ll do careful analysis and make the right decisions, and I think we have that both in our LTL segment, and then as I think I’ve commented in the past, some of these non-asset related businesses, if you buy them small and pay a reasonable multiple and are able to bring some sales and branding and structure to those to facilitate some growth, can provide some good margins over a period of time as well. So both of those things are on – certainly on the table for the future.
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William J. Greene
Analyst, Morgan Stanley & Co. LLC

Yes. Just as a quick follow-up though, when you do some benchmarking against some of the other carriers, do you feel like you can’t get to industry-leading without a much bigger footprint, or do you feel like that’s not really a constraint?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

I don’t think it’s necessarily a constraint. One thing you have, just from a LTL network management is you always have a end of your network, and generally, just because the middle has more flows in both ways, et cetera, you know? If your footprint’s a little bit bigger you have more middle and fewer ends.

So from that perspective, it could potentially have some difference, but my analysis to the benchmark performer out there shows that we have opportunities that aren’t necessarily related to that constraint, right? In other words, if there’s a 8 OR point differential, the network is in 8 OR points. So there’s still plenty of opportunities for us to execute better from a market share, operations, and business mix management, revenue management objective as well.
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William J. Greene
Analyst, Morgan Stanley & Co. LLC

That’s great. Very helpful. Thank you for the time.
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

All right. Thanks, Bill.
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Operator: We’ll take our next question from Scott Group with Wolfe Research.
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Scott H. Group
Analyst, Wolfe Trahan & Co.

Hey. Thanks. Morning, guys.
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James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Morning, Scott.
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Scott H. Group
Analyst, Wolfe Trahan & Co.

Rick, I missed the number. What percent are you growing the sales force?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

10%.
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Scott H. Group
Analyst, Wolfe Trahan & Co.

And should we think about volume or tonnage on a linear basis with that? Is that a fair way to think about it in terms of what you’re targeting?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

I don’t think so. Some territories are split, et cetera, so I think we should generate some growth from it, but I don’t think – I don’t necessarily think it will be linear.
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Scott H. Group
Analyst, Wolfe Trahan & Co.

Okay. And how about – how do you think about the incremental margin going forward as we have a bit more of a balance between tonnage and yield and productivity now?
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Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Sure. The operation is executing very well, but I think there’s some excess capacity in our network and I think that there’s some further improvements in our operational execution that would benefit from some incremental tonnage. So I think margins on incremental business could be in the 25% range with the fixed cost network that we have, 25 – somewhere between 20% and 30%, so let’s just say 25% for those purposes. So – and if you could grow tonnage 4%, we could improve an OR point there. And then you got that – you have that as well as what happens with yield and your cost savings offsets and inflationary pressure. So, as you know, in the network management business that we’re in and business mix management, there’s a lot of moving parts, but I think that’s one way to kind of look at the tonnage growth opportunities.
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Scott H. Group
Analyst, Wolfe Trahan & Co.

Right. So if we add up the pieces though, if you can grow tonnage 4% and get a point of OR there and get – still get a little bit of, call it – keep that 3% pricing and get some productivity, it’s reasonable to be thinking about 150 plus basis points of margin next year.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

I really don’t want to put a number on the table at this point any way, and I would say – I don’t think we’re going to go from our current flattish-type tonnage to 4% in a – between now and January, right? It’s going to be a gradual curve and step-up, but I believe there are opportunities that we can identify and achieve over time that are greater than one operating point, right? Let’s just say that. I mean, if you look at us versus the benchmark, there’s 8 OR points target, so I don’t – we don’t necessarily want to do it at 0.8 OR points at a time; that would be unfulfilling in my view anyway.
        ....................................................................................................         .....................................................................................

Scott H. Group
Analyst, Wolfe Trahan & Co.

Yes. I hear you. That’s great. Just last thing, how much growth do you think you can handle before we need to start thinking about growth CapEx, excluding acquisitions or regional expansion?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

You know, probably 3% or so...
        ....................................................................................................         .....................................................................................

Scott H. Group
Analyst, Wolfe Trahan & Co.

Okay.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Somewhere in the 3% to 5%. Then we’d have – when you say – when I say growth cap, I’m talking about revenue equipment. And we’ve got plenty of capacity in our network, right? So...
        ....................................................................................................         .....................................................................................

Scott H. Group
Analyst, Wolfe Trahan & Co.

Right.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

And I – and we would expect, if we were growing at 4% to have some pretty significant production improvements in both our linehaul and our P&D network that wouldn’t require a one-to-one anyway, right?
        ....................................................................................................         .....................................................................................

Scott H. Group
Analyst, Wolfe Trahan & Co.

Yes.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

So if you are – let’s just say for argument’s sake you were growing at 5%, you might need 2 – somewhere in the 2% to 3% more equipment and get 3% productivity improvement let’s say, right?
        ....................................................................................................         .....................................................................................

Scott H. Group
Analyst, Wolfe Trahan & Co.

Yes. That makes sense. All right, thanks a lot guys, appreciate it.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

All right.
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Thanks, Scott.
        ....................................................................................................         .....................................................................................

Operator: We’ll take our next question from David Ross with Stifel.
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Good morning, gentlemen.
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Good morning, David.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Good morning, David.
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Rick, looking at the length of haul, hasn’t changed much sequentially, essentially flat from 2Q, but certainly a step- up over last year. Can you talk about what’s going on with the customer mix that might have driven that length of haul up from the 720s to the 740s?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Yes. I mean some of it is, I would call it, kind of strategic on our part, right? You have some very good – in some of our regions we have some very good regional players that are focused on that regional business with a lot of density in a good cost structure and they tend to want to handle that business at rates that don’t appear to be compensatory to us with our cost structure and network.

So we’ve elected, in some cases, to market outside of that more regional business and it’s led to some – to leverage our network and handle business that operates well. And we’ve seen some migration over time of our length of haul going up and I don’t think there is anything wrong with that. I think as long as it operates well, it’s fine.
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

As long as the operating ratio is going in the right direction?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Right. I mean, the right – you like to have both, right? I really don’t care what the length of haul is as long as the business operates well and revenue per bill is compensatory and we’re kind of over time building some tonnage and contributing to our fixed cost network with good, reasonable compensation, then it makes sense for us.
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Exactly. But it wasn’t a conscious effort to grow the synergy business or inter-regional lanes that you talked about a few years ago?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Probably was a little bit. Actually that’s one of the ways we’re building density in those geographies. So I – it is a conscious thing, and we are showing our sales organization, here is where lanes operate well for us and this – we can price aggressively and provide a good value proposition in these lanes. And if you’re coming up against X, Y, Z regional carrier who’s doing dirt cheap pricing, then sell outside of their coverage area, right? So I mean – I don’t know if you call that strategic or not but smart [indiscernible] (35:59)...
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Yes, no need to compete on the pallet rates, certainly.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Yes, right?
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

On the tonnage trend side, Jim, could you just talk about how we progressed through the quarter? July, August, September and then where we are October year-to-date?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Sure, Dave. And this is LTL tonnage and this is through the quarter, and on a per-day basis for the quarter we were down one-tenth of 1% versus third quarter of last year. As we went through the quarter, in July we were down four-tenths of 1%. In August we were up 1.1% and then in September we were disappointed and we were actually down 1.2% on LTL tonnage versus September a year ago. So far month-to-date in October, we’re up three- tenths of 1%.
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Good to be back at positive territory?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Yes.
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

And then any comment on regional strength or industry strength throughout your network in the quarter?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

The upper Midwest was our strongest revenue in tonnage comparison. So that was kind of the strongest area we had. You know, industry-wise we have such a diverse customer base. Wouldn’t necessarily comment on any one industry, other than I would tell you we’re actually down a little bit as I’ve commented with some of the blanket 3PLs.
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

And then on the customer inventory levels, do they seem to be running in line or any of them getting too lenient from your discussions?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

We probably don’t have any commentary that would be that meaningful for that.
        ....................................................................................................         .....................................................................................

David G. Ross
Analyst, Stifel, Nicolaus & Co., Inc.

Excellent. Thank you very much.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

All right, thanks.
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Thanks, Dave.
        ....................................................................................................         .....................................................................................

Operator: We’ll take our next question from Tom Albrecht with BB&T.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Hey, guys. Good morning.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Good morning, Tom.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Wanted to get a couple of numerical figures first and then ask a question beyond that. So, Rick, what was your load factor in the quarter and what was that approximately a year ago?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

We commented that was up 4.4%. It was in the mid-28s, right? We’re up over 1,000 pounds.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

All right. Yes, I missed the first ten minutes. I had a call run over from 10 o’clock. In cargo claims, did you disclose that?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

We did, and we said it was improved and that was a – we’ve been sub-1% for quite some time now, probably five, six quarters in a row and we were at 0.85.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Okay. So that’s really probably another opportunity over two to three years to get down maybe 30-plus basis points, I would think.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Yes, I think – there would be. My comment with that, just as you get a higher length of haul and a higher revenue per shipment, you basically handle a shipment almost the same number of times whether it goes 750 miles or 1,000 miles.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Right.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.
But your revenue per shipment is substantially higher. So if you – you can have the same damage rate, right? But if your revenue per bill is lower, your cargo claims ratio is going to be a little bit higher. So part of that – some of the people that report the lowest cargo claims ratios tend to have some of the higher length – average length of haul. So, what I would tell you is, while I certainly believe there are opportunities for that, unless our length of haul materially goes up, it seems like it would be hard for us to get to 0.4, 0.5, right? We think there are clearly reasons – or opportunities for improvement, but I would say given – if you compare our cargo claims ratio to other companies that have a 740-mile length of haul, I would think we might be the benchmark.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

I think that’s a fair statement, yes. And then on the sales growth, that’s all outside sales, and so 10% would be what, 25 people? Are those correct assumptions?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

That’s about right.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

And you will continue to grow the inside sales effort or is that staffed at a level where you don’t need to add to it right now?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

We’re growing it a little bit. The combination of the two, so if you look at the total head count growth, it’s probably in the 30 range. And again, there is some management sales – field sales reps, as well as some inside sales that we have in there.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Okay. And then maybe this was in the opening remarks, but you alluded to, on the change from Q3 to Q4 in the OR, one of the negatives this year is the unfavorable development of insurance claims. So, was that new accidents, or just older claims adversely developing, primarily?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

You’re talking about 3Q to 4Q comments?
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Well – yes, it seemed that you were inferring that some insurance was going to continue to be a drag on into Q4.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Yes. What we said is we’ve – on the unfavorable side we’ve had a little bit of accident severity.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Okay. More recently, you’re talking about?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Correct. In other words, in the first month of the quarter.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Yes.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

You know we – we actually year-to-date, we are very favorable and we expect to have a good year overall, but we’ve already had a little bit of severity, not a catastrophic-type case, but some severity in the quarter that will have some impact on our self insurance, so...
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Okay, that’s – I mean, that’s helpful.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Given that if other things are normal, probably be just a little bit worse.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

And then two last questions. Jim, depreciation, will it grow from the third quarter level?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Yes, it will. And overall, we’ve been kind of all over the place with our projection for the year, because initially our units – our tractors came in a little bit slower in the second and third quarter, and now with the additional units we are buying in fourth quarter, Tom, I think we are going to hit the year at about a total, close to $52 million for depreciation.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

Okay. That’s helpful. And then lastly, Rick, back to you. Always funny what you forget in the middle of a earnings season, but with EOBRs and that – a lot of the truckload guys are advanced, I know you’ve talked about that. Can you refresh my memory? Are you fully installed? And if you are, how much of a productivity tool has that become, especially for things like driver behavior?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Yes, two things. Yes, we’re fully installed with the electronic onboard devices. It’s been very effective in assisting us with fuel management since we have miles per gallon, by drive, by unit, and even within the unit, by driver, like while they’re in there, right? We’re measuring progressive shifting, and then there is a lot of recording technology in there in terms of, examples would be hard braking incidents and fast accelerations and things like that would it
– which would indicate behavior that would not really support defensive driving. You also are seeing things of following too close. We actually have piloted some technology that records – if you have a hard braking incident, it takes the video of the activity that took place in front of you, and then we e-mail that too if – so we can review it and see whether our driver was doing inappropriate driving techniques or if – obviously, if someone pulled in front of you, and you had to make an evasive maneuver and back off quickly, right, then that’s kind of not-your- fault type scenario.

So, we’ve – we review that and actually we’re installing – we’re going to install those units on – retrofit some of our older units that are capable of that and install those on all the new units that we are using. And actually it’s interesting too because our drivers have been very supportive of that because they feel, in many scenarios obviously they’re doing defensive driving and you can actually get a recording of the inappropriate behavior of the other driver. So tools like that have been very, very good for us.
        ....................................................................................................         .....................................................................................

Thomas S. Albrecht
Analyst, BB&T Capital Markets

That’s good – great to hear. Thank you again for all of that.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Sure.
        ....................................................................................................         .....................................................................................

Operator: We’ll take our next question from Art Hatfield with Raymond James.
        ....................................................................................................         .....................................................................................

Derek S. Rabe
Analyst, Raymond James & Associates, Inc.

Good morning. This is Derek Rabe on for Art.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Morning, Derek.
        ....................................................................................................         .....................................................................................

Derek S. Rabe
Analyst, Raymond James & Associates, Inc.

Morning. I came onto the call a little bit late, so I do apologize if this was asked and answered; pretty much all my questions have been. But I wanted to look at purchase transportation. We didn’t see that come down sequentially as much as we expected, and I realize, some of that’s due to just growth across certain lanes. But any additional color that you could provide on maybe linehaul optimization progress there? And then, how quickly do you see getting above load average north of 29? And then finally, how much rail are you currently using?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.
Well, the purchase transportation, Derek, if you go back and look at what we were accomplishing a year ago, we were showing year-over-year improvement, reducing it by about 22% quarter-over-quarter. So we think we’ve hit kind of a run rate which is reasonable, so that’s why when you look at it third versus third, it’s very close. And as far as managing it well, we’ve actually reduced our purchase transportation miles slightly in the third quarter of this year, and the reason it ends up balancing out is, we have a little bit of increase in the cost per mile in purchase transportation.
        ....................................................................................................         .....................................................................................

Derek S. Rabe
Analyst, Raymond James & Associates, Inc.

Okay. And any color on the rail?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Yes, so just a brief comment, right, is to reinforce that we actually ran, between purchase transportation and internal miles we ran 3.9% less miles on basically flat tonnage. Right? So we had some good efficiency in our linehaul network. The PT that we’re using is primarily rail, as well as effective, and what we call one-way, go-aways and head-haul lanes, which would save the empty miles. So, again we’ve made a lot of optimization in that we always continue to look for opportunities and re-optimize your network, but you know, given a kind of a flat tonnage environment, I think we did a good job of managing the linehaul expense. The PT spend that we have, more than 50% of our PT spend is rail. So again, that’s effective – cost-effective utilization that we have. Probably the spend on rail is between $20 million and $30 million. I don’t have an exact number; I can get that to you offline.
        ....................................................................................................         .....................................................................................

Derek S. Rabe
Analyst, Raymond James & Associates, Inc.

No. That’s perfect color.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

So – and then just the other comment – the other question you had I believe was whether we kind of expect to get over 29? And I guess what I would tell you is, part of that obviously depends on where you grow, right? Because, in other words, out of our breakbulk operations, as you would expect, we’re way north of 30,000 pounds out of breakbulks but in some of our smaller terminals we have obviously much lower load average. So, if we grow tonnage in the small terminals, then that kind of rides for free to the breaks and then the breaks would come at a higher average as we re-handle it and shipped it on, unless it were 100% backhaul. So again, it’s a moving dynamic. I guess what I would tell you is, if we can grow tonnage in the 3% to 4% range, we would expect to see some further increase in our load average and linehaul efficiency, and we wouldn’t grow line miles at the same – correlate with the tonnage. So that’s kind of our big opportunity is to grow 3% to 4% more tonnage and put another 500 pounds, 600 pounds average on the trailer, right?
        ....................................................................................................         .....................................................................................

Derek S. Rabe
Analyst, Raymond James & Associates, Inc.

Yes. Now, that’s great color. Appreciate the time, guys.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

All right. Thanks.
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

All right.
        ....................................................................................................         .....................................................................................

Operator: We’ll take our next question from Robert Dunn with Sidoti.
        ....................................................................................................         .....................................................................................
Analyst, Sidoti & Co. LLC

Good morning.
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Good morning.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Morning.
        ....................................................................................................         .....................................................................................

Rob J. Dunn
Analyst, Sidoti & Co. LLC

I was wondering, did you mention what the revenue at Robart was for the quarter?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

We didn’t. It’s about $1.3 million or so I think. It’s not much significant. We book a net of the purchase transportation for them.
        ....................................................................................................         .....................................................................................

Rob J. Dunn
Analyst, Sidoti & Co. LLC

And was that out for about $1 million last year?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

I think it’s up slightly. It’s in line with what we had thought for the year.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

It’s up about 30%. What I would tell you is, we think there are opportunities to grow that further, and as we look at next year, the margins are good on that business. As we approach next year we would target some incremental growth from that business segment as well. But it contributed kind of in line with our expectations. From a earnings standpoint, I would – I think we would have targeted some higher growth objectives in that segment as well.
        ....................................................................................................         .....................................................................................

Rob J. Dunn
Analyst, Sidoti & Co. LLC

Okay. On the equipment side, what’s the average age of the tractors now? And is there a target age that you’re going to try to get to with the CapEx programs?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Our tractor fleet is currently at 4.6 years. And again, what we look at is to – we like to run our linehaul miles with units that are less than five years old, and we’re pretty much there at this point. And the additional units we’re buying in the fourth quarter really, as we talked a little bit is, that’s really front-ending the bend that we would have in 2014 to take advantage of the efficiencies, the fuel, and then also get some tax benefits from that.
        ....................................................................................................         .....................................................................................

Rob J. Dunn
Analyst, Sidoti & Co. LLC

Okay, great. And lastly, there was an article in the Journal today about natural gas engines, and some increased testing amongst some of the truckers. Do you have any thoughts on the attractiveness and/or the pace of adoption of that kind of technology?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

We’re kind of at the early stages. Obviously we’re following what’s going on in the industry. We have not made any acquisitions at this point in time. With current spreads, the technology looks fairly attractive, but it’s a long pay- back and a huge up-front capital. So you’re not sure the spreads will stay where they are today. So, today, for a variety of reasons, it doesn’t appear all that attractive, and if they can kind of get the costs down from the – which comes from the fueling systems themselves, then it would become increasingly attractive. But it’s certainly something that we’re watching. And we would expect in 2014 to get some experience with a group of those tractors as well, but – not a big conversion, but – for us to kind of get in the game and get some experience.
        ....................................................................................................         .....................................................................................

Rob J. Dunn
Analyst, Sidoti & Co. LLC

Yes. So I mean maybe a five or ten-year type of time horizon, not a one or three-year time horizon?
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Yes, and that will – well, let me just give you an example. One thing that kind of makes sense, right, is if you know your fuel savings are significant in – at today’s spreads, we could buy a unit and put them in a – we call it a lion’s share opportunity where it was running 500 miles in one 12-hour period and 600 miles in the other 12-hour period, right, and you’re running 1100 miles a day, so then you could get a bit – you get your payback faster, right?
Whereas our average unit might only run 500 miles a day, then it puts you at a long time payback for the fuel savings on the capital costs. So, there are some opportunities that especially for us may work in certain situations, and we’re going to evaluate that and get some experience with the technology this year.
        ....................................................................................................         .....................................................................................

Rob J. Dunn
Analyst, Sidoti & Co. LLC

Very interesting. Thanks a lot.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

All right. Thanks, Rob.
        ....................................................................................................         .....................................................................................

Operator: Our next question is a follow-up from Jason Seidl with Cowen and Company.
        ....................................................................................................         .....................................................................................

Jason H. Seidl
Analyst, Cowen Securities LLC

Hey, guys. Quickly, about the fourth quarter, working days in the quarter, how does that compare to last year?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Working days this year is 62. I don’t recall the number from last year.
        ....................................................................................................         .....................................................................................

Jason H. Seidl
Analyst, Cowen Securities LLC

Okay. And Jim, if I – just another nitpicky modeling question. You said 37.5 for the full year for your tax rate, excluding some of the benefits that you guys saw in 1Q. In dollar amount what was the tax benefit in 1Q?
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

The tax benefit, the retroactive piece that was – as you recall, we had to book it in first quarter this year, but the retroactive piece for last year was about $1 million. And so the...
        ....................................................................................................         .....................................................................................

Jason H. Seidl
Analyst, Cowen Securities LLC

$1 million.
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

37.5 excludes that $1 million. But the alternative fuel tax credits are also effective for this year and that is factored into the 37.5. But the...
        ....................................................................................................         .....................................................................................

Jason H. Seidl
Analyst, Cowen Securities LLC

Okay, so just back $1 million, on calculating it. Okay, fantastic. I appreciate it, guys. Thank you.
        ....................................................................................................         .....................................................................................

James A. Darby
Vice President-Finance and Chief Financial Officer, SAIA, Inc.

Thanks.
        ....................................................................................................         .....................................................................................

Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Thanks.
        ....................................................................................................         .....................................................................................

Operator: Mr. O’Dell, with no other questions in queue, at this time I’ll turn it back to you for closing remarks.
        ....................................................................................................         .....................................................................................
Richard D. O’Dell
President and Chief Executive Officer, SAIA, Inc.

Sure. Thank you for your continued interest in SAIA. We appreciate it.
        ....................................................................................................         .....................................................................................

Operator: Ladies and gentlemen, thank you for your participation. This does conclude today’s conference. Have a great rest of your day.